                                                                    Exhibit 3.09


                                     BYLAWS

                                       of

                      AUTOMOTIVE INFORMATION SYSTEMS, INC.

                             a Minnesota corporation

                                    ARTICLE I

                                     OFFICES

      Section 1. Registered Office. The registered office of the Corporation shall be located at 2714 Patton Road, St. Paul, State of Minnesota. and the name of the registered agent in charge thereof shall be Corporation Service Company,

      Section 2. Other Offices. The Corporation may also have offices at such other places within and without the State of Minnesota as the Hoard of Directors may horn time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                              SHAREHOLDER MEETINGS

      Section 1. Annual Meeting. The annual meeting of shareholders of the Corporation shall be held on the date and at the time fixed, from time to time, by the Board of Directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the Corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

      If the election of directors shall not be held on the day designated for the annual meeting or at any adjournment thereof the Board of Directors shall cause such election to be held at a special meeting of shareholders as soon thereafter as convenient. At such meeting die shareholders may elect directors and transact other business with the same force and effect as at an annual meeting duly called and held.

      Section 2. Special Meeting. Special meetings of the shareholders, for any purpose or purposes, shall be held whenever called by the Chief Executive Officer; by the Chief Financial Officer; by the Board of Directors or any two or members thereof; or by one or more shareholders holding not less than ten percent (10%) of the voting power of all shares of the Corporation entitled to vote, who shall demand such special meeting by written notice given to the Chief Executive Officer or the Chief Financial Officer of the Corporation specifying the purpose(s) or such meeting.-

      Section 3. Meetings Held Upon Shareholder Demand. Within thirty (30) days of receipt of a demand by the Chief Executive Officer or the Chief Financial Officer From any shareholder or shareholders entitled to call a meeting of the shareholders, it shall be the duty of the Board of Directors of the Corporation to cause a special or regular meeting of shareholders, as the case may be.

      Section 4. Place and Time. Annual meetings and special meetings shall be held at such place, within or without the State of Minnesota, and such time as the Board of Directors may, from time to time, fix. Whenever the Board of Directors or the officer of the Corporation calling a meeting shall fall to fix such place or time, the meeting shall be held at the registered office of the Corporation in the State of Minnesota at four o'clock in the afternoon.

      Section 5. Notice. Notice of all meetings shall be in writing and shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called and to which its business will be limited. The notice for a special meeting shall also indicate that it is being issued by or at the direction of the person or persons calling the meeting. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, to each shareholder entitled thereto. If mailed, such notice shall be deemed given when deposited in a United States post office or letter box with first class postage thereon prepaid, directed to the shareholder at his or her record address or at such other address for the mailing of notices as he or she may have furnished in writing to the Secretary of the Corporation. Notice of a meeting need not be given to any shareholder who attends such meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, or who submits a signed waiver of notice in person or by proxy, before or after the meeting.

      Section 6. Adjourned Meeting. No notice need be given of any adjourned meeting if the time and place thereof sit announced at the meeting at which the adjournment is takers, except that if the adjournment is for more than thirty
(30) days, or if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled thereto. At any adjourned meeting, the Corporation may transact any business which might have been transacted on the original date of the meeting.

      Section 7. Conduct of Meetings. Meetings of the shareholders shall be presided over by the Chairman of the Board, if any, or, in his or her absence, by the Chief Executive Officer, if present, or, in the absence of both, by a Vice Chief Executive Officer or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a Secretary of the meeting. The order of business at all meetings of the shareholders shall be determined by the chairman of the meeting.

      Section 8. Appointment of Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors, who need not be shareholders, to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count arid tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders, On request of the person presiding a: the meeting or any shareholder, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or her or them and execute a certificate of any fact found by him or her or them.

      Section 9. List of Shareholders. The Secretary or such other officer of the Corporation having charge of the stock (edger of the Corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.

      Section 10. Quorum. Except as otherwise provided by statute or by the Certificate of Incorporation, the presence, in person or by proxy, of the holders of a. majority of the issued and outstanding shares of stock of the Corporation entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. The shareholders present may adjourn a meeting despite the absence of a quorum.

      Section 11. Proxy Representation. Any shareholder may authorize another person or persons to act for him or her by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must he signed by the shareholder or by his or her attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

      Section 12. Voting. Except as otherwise provided by statute or by the Certificate of Incorporation, each holder of record of shares of stock of the Corporation having voting rights shall be entitled at each meeting of shareholders to one vote for each share of stock of the Corporation standing in his or her name on the records of the Corporation on the date fixed as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting. Except as otherwise provided herein, by statute, or by the Certificate of Incorporation, any corporate action (including the election of directors) to be taken by vote of the shareholders shall require the approval of the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote on such action. No vote need be by ballot, but in case of a vote by ballot, each ballot shall be signed by the voting shareholder or his or her proxy and shall state the number of shares of stock voted.

      Section 13. Shareholder Action Without Meeting. Any action required by the Minnesota Business Corporation Act to be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

      Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing,

                                   ARTICLE III

                                    DIRECTORS

      Section 1. Powers: Qualifications and Number. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation, except as may be otherwise provided by statute or the Certificate of Incorporation. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Minnesota. The number of directors constituting the entire Board, of Directors shall, upon the effectiveness of these Bylaws, be set at thirteen (13). The number of directors constituting the entire Board of Directors may be increased of decreased from time to time by resolution of the Board of Directors, or by the vote of the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote on such action. No decrease in the number of directors shall became effective until the next annual meeting of shareholders if its effectiveness would shorten the term of any incumbent director.

      Section 2. Election. Term and Vacancies. Except as otherwise provided by statute or by the Certificate of Incorporation, directors shall be elected at each annual meeting of shareholders, Such directors and directors who are elected in the interim prior to such a meeting to fill newly created directorships shall hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified or until their earlier resignation or removal. In the interim prior to a meeting of shareholders for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors, may be filled only by the vote of a majority of the directors that the Corporation would have if there were no vacancies.

      Section 3. Resignation and Removal. Any director may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time is specified, immediately upon receipt; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any or all of the directors may be removed with or without cause by the shareholders at a special meeting therefor and, except as otherwise provided by statute or by the Certificate of Incorporation, may be removed for cause by the Board of Directors.

      Section 4. Executive Committee. Whenever there shall be more than three
(3) directors, the Board of Directors may, by resolution adapted by a majority of the directors that the Corporation would have if there were no vacancies, designate from among its members three (3) or more directors to constitute an Executive Committee that, to the extent conferred by the resolution designating it and except as otherwise provided by statute, shall have and may exercise all the authority of the Board of Directors. Whenever the Board of Directors is not in session or whenever a quorum fails to attend any regular, stated or special meeting of the Board of Directors, such committee shall advise and aid the officers of the Corporation in all matters concerning the management of its business and affairs and generally, except as limited above, perform such duties and exercise such powers as may be performed and exercised by the Board of Directors from time to time, including the power to authorize the seal of the Corporation to be affixed to all papers that may require it. Unless the Board of Directors shall provide otherwise, a majority of the members of the Executive Committee may fix the time and place of and shall constitute a quorum for transaction of business at any meeting of such committee, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. The Executive Committee shall keep written minutes of its proceedings, reporting such minutes to the Board of Directors, and may make rules for the conduct of its business and appoint any subcommittees and assistants it considers necessary. The Board of Directors shall have the power at any time to fill vacancies in, change the membership of or dissolve such committees each on a majority vote.

      Section 5. Other Committees. The Board of Directors may, by resolution adopted by a majority of the directors that the Corporation would have if there were no vacancies, designate from among its members two or more directors to constitute committees, other than the Executive Committee, which committees, to the extent conferred by the resolutions designating such committees and except as otherwise provided by statute, shall have and may exercise the authority of the Board of Directors. Unless the Board of Directors shall provide otherwise, a majority of the members of any such committee may fix the time and place of its meetings and determine its action. The Board of Directors shall have the power at any time to fill vacancies in, change the membership of, or dissolve any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing committees consisting in whole or in part of persons who are not directors of the Corporation provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

      Section 6. Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services to the Corporation in any capacity, including a fixed sum and reimbursement of expenses for attendance at meetings of the Board of Directors and committees thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation, its subsidiaries or affiliates in any capacity and receiving compensation therefor.

                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

      Section l. Place; Time; Call and Notice. Meetings of the Board of Directors shall be held at such time and at such place, within or without the State of Minnesota, as the Board of Directors may from time to time fix or as shall be specified in the-notice of any such meeting, except that the first meeting of a newly elected Board of Directors for the election or appointment of officers and the transaction of other business shall be held as soon after its election as the directors may conveniently assemble and, if possible, at the place at which the annual meeting of shareholders which elected them was held. No call or notice shall be required for regular or stated meetings for which the time and place have been fixed, and no notice shall be required for any first meeting of a newly elected Board of Directors which is held immediately following an annual meeting of shareholders at the same place as such meeting. If any day fixed for a regular or stated meeting shall be a legal holiday at the place where the meeting is to be held such meeting shall be held at the scheduled hour on the next business day not a legal holiday. Special meetings may be called by or at the direction of the Chairman of the Board, the Chief Executive Officer or a majority of the directors of the Corporation, and notice of the time and place thereof and of any first meeting of a newly elected Board of Directors which is not held immediately following an annual meeting of shareholders at the same place as such meeting shall be given by the Secretary of the Corporation to each director by mail, depositing such notice in a sealed wrapper addressed to such director at a United States post office or letter box, with first-class postage thereon prepaid, at Least two days before the day on which such meeting is to be held, or by telegraph, telecopier, cable or wireless addressed to such director or delivered to him or her personally or by telephone at least twenty-four (24) hours before the time at which such meeting is to be held. The notice of any meeting need not specify the purpose thereof. Any requirement of furnishing a notice shall be waived by any director who submits a signed waiver of notice before or alter the meeting or who attends the meeting without protesting, prior thereto or at its commencement, that such meeting is not lawfully called or convened.

      Section 2. Quorum and Action. A majority of the directors which Corporation would have if there were no vacancies shall constitute a quorum, except that when a vacancy or vacancies prevent such a majority, a majority of the directors then in office shall constitute a quorum provided such majority shall constitute at least one-third of the directors which the Corporation would have if there were no vacancies. A majority of the directors present, whether or not a quorum, may adjourn a meeting to another time and place. Notice of any such adjournment shall be given to any directors who were not present and, unless announced at the meeting, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting originally scheduled. The vote of a majority of the directors which the Corporation would have if there were no vacancies shall be the act of the Board of Directors as to all matters.

      Section 3. Conduct of Meetings. The Chairman of the Board, if any and if present, shall preside at all meetings. Otherwise, the Chief Executive Officer or any other director chosen by the Board of Directors shall preside. The Secretary of thee Corporation, it' a director and present, shall act as secretary of the meeting and keep the minutes thereof, Otherwise, a director appointed by the chairman of the meeting shall act as secretary and keep the minutes thereof.

      Section 4. Informal Action. Any member or members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee.

                                    ARTICLE V

                                 INDEMNIFICATION

      Section 1. Definitions.

                  (a) For purposes of this Article V. the terms defined in this Article have the meanings given them.

                  (b) "Corporation" includes a domestic or foreign corporation that was the predecessor of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                  (c) "Official capacity" means (1) with respect to a director, the position of director of the Corporation, (2) with respect to a person other than a director, the elective or appointive office or position held by an officer, member of a committee of the Board, or the employment relationship undertaken by an employee of the Corporation. and (3) with respect to a director, officer, or employee of the Corporation who, while a director, officer, or employee of the Corporation, is or was serving at the request of the Corporation or whose duties in that position involve or involved service as a director, officer, partner, trustee, employee, or agent of another organization or employee benefit plan, the position of that person as a director, officer, partner, trustee, employee, or agent, as the case may be, of the other organization or employee benefit plan.

                  (d) "Proceeding" means a threatened, pending, or completed civil, criminal, administrative, arbitration, or investigative proceeding, including a proceeding by or in the right of the Corporation.

                  (e) "Special legal counsel" means counsel who has not represented the Corporation or a related organization, or a director, officer, member of a committee of the Board, or employee, whose indemnification is in issue.

      Section 2. Indemnification.

                  (a) Subject to the provisions of Section 4 of this Article V, the Corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

                  (b) Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

                        (2)   Acted in good faith:

                        (3) Received no improper personal benefit and Section 302A.255 of the Minnesota Business Corporation Act, if applicable, has been satisfied;

                        (4) In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

                        (5) In the case of acts or omissions occurring in the official capacity described in Section 1(c)(1) or (2) of this Article V reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity described in Section 1(c) (3)of this Article V reasonably believed that the conduct was not opposed to the best interests of the corporation. If' the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of art employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

                  (b) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself establish that the person did not meet the criteria set forth in this section.

      Section 3. Advances. Subject to the provisions of Section 4 of this
Article V, if a person is made or threatened to be made a party to a proceeding, the person is entitled, upon Written request to the corporation, to payment or reimbursement by the corporation of reasonable expenses, including attorneys' fees and disbursements, incurred by the person in advance of the final disposition of the proceeding, (a) upon receipt by the corporation of a written affirmation by the person of a good faith belief that the criteria for indemnification set forth in Section 2 of this Article V have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the corporation, if it is ultimately determined that the criteria for indemnification have not been satisfied, and (b) after a determination that the facts then known to those making the determination would not preclude indemnification under this section. The written undertaking required by clause
(a) is an unlimited general obligation of the person making it, but need not be secured and shall be accepted without reference to financial ability to make the repayment.

      Section 4. Prohibition or Limit on Indemnification or Advances. The articles or bylaws either may prohibit indemnification or advances of expenses otherwise required by this section or may impose conditions on indemnification or advances of expenses in addition to the conditions contained in Sections 2 and 3 of this Article V including, without limitation, monetary limits on indemnification or advances of expenses, if the prohibition or conditions apply equally to all persons or to all persons within a given class. A prohibition or limit on indemnification or advances may not apply to or affect the right of a person to indemnification or advances of expenses with respect to any acts or omissions of the person occurring prior to the effective date of a provision in the articles or the date of adoption of a provision in the bylaws establishing the prohibition or limit on indemnification or advances.

      Section 5. Reimbursement to witnesses. This section does not require, or limit the ability of, a corporation to reimburse expenses, including attorneys' fees and disbursements, incurred by a person in connection with an appearance as a witness in a proceeding at a time when the person has not been made or threatened to be made a party to a proceeding.

      Section 6. Determination of Eligibility.

                  (a) All determinations whether indemnification of a person is required because the criteria set forth in Section 2 of this Article V have been satisfied and whether a person is entitled to payment or reimbursement of expenses in advance of the final disposition of a proceeding as provided in
Section 3 of this Article V shall be made:

                        (1) by the Board by a majority of a quorum, if the directors who are at the time parties to the proceeding are not counted for determining either a majority or the presence of a quorum;

                        (2) if a quorum under clause (1) cannot be obtained, by a majority of a committee of the Board, consisting solely of two or more directors not at the time parties to the proceeding, duly designated to act in the matter by a majority of the full Board including directors, who are parties;

                        (3)   if a determination is not made under clause (1) or
(2), by special legal counsel, selected either by a majority of the Board or a committee by vote pursuant to clause (1) or (2) or, if the requisite quorum of the full Board cannot be obtained and the committee cannot be established, by a majority of the hill Board including directors who are parties;

                        (4) if a determination is not made under clauses (1) to (3), by the affirmative vote of the shareholders required by Section 302A.437 of the Minnesota Business Corporation Act, but the shares held by panics to the proceeding must not be counted in determining the presence of a quorum and are not considered to be present and entitled to vote on the determination; or

                        (5)   if an adverse determination is made under clauses
(1) to (4) or under paragraph (b), or if no determination is made under clauses
(1) to (4) or under paragraph (b) within sixty (60) days after (i) the later to occur of the termination of a proceeding or a written request for indemnification to the Corporation or (ii) a written request for an advance of expenses, as the case may be, by a court in this state, which may be the same court in which the proceeding involving the person's liability took place, upon application of the person and any notice the court requires. The person seeking indemnification or payment or reimbursement of expenses pursuant to this clause has the burden of establishing that the person is entitled to indemnification or payment or reimbursement of expenses.

                  (b) With respect to a person who is not, and was not at the time of the acts or omissions complained of in the proceedings, a director, officer, or person possessing, directly or indirectly, the power to direct or cause the direction of the management or policies of the corporation, the determination whether indemnification of this person is required because the criteria set forth in Section 2 of this Article V have been satisfied and whether this person is entitled to payment or reimbursement of expenses in advance of the final disposition of a proceeding as provided in Section 3 of this Article V may be made by an annually appointed committee of the Board, having at least one- member who is a director. The committee shall report at least annually to the Board concerning its actions.

      Section 7. Insurance. A corporation may purchase and maintain insurance on behalf of a person in that person's official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of this section,

      Section 8. Disclosure. A corporation that indemnifies or advances expenses to a person in accordance with this section in connection with a proceeding by or on behalf of the corporation shall report to the shareholders in writing the amount of the indemnification or advance and to whom and on whose behalf it was paid not later than the next meeting of shareholders.

      Section 9. Indemnification of Other Persons. Nothing in this section shall be construed to limit the power of the corporation to indemnify persons other than a director, officer, employee, or member of a committee of the Board of the corporation by contract or otherwise.

                                   ARTICLE VI

                                    OFFICERS

      Section 1. Number and Vacancies. The Board of Directors at its first meeting after the election of directors in each year shall elect or appoint a Chief Executive Officer, a Secretary and a Chief Financial Officer and may elect or appoint a Chairman of the Board and one or more Vice Presidents. The Board of Directors may at any time and from time to time elect or appoint a Treasurer and such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers, agents and employees as it may deem desirable, Any number of offices may be held by the same person. The election or appointment of an officer shall not of itself create any contract tights. A vacancy in any office may be filled for the unexpired term by the Board of Directors at any meeting.

      Section 2. Term of Office: Resignation and Removal. Unless otherwise prescribed by the Board of Directors, each officer of the Corporation shall hold office until the meeting of the Board Directors following the next annual meeting of shareholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time by giving written notice of his or her resignation to the Board of

Directors, the Chairman of the Board, if any, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time is specified, immediately upon receipt; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any officer may be removed by the Board of Directors with cause or without cause.

      Section 3. Security. The Board of Directors may require any officer, agent or employee of the Corporation to post a bond or give other security for the faithful performance of his or her duties.

      Section 4. Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall have the general and active management of the business of the Corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed, he or she or she shall, if present, preside at each meeting of the shareholders. He or she shall perform all duties incident to the office of the chief executive officer and such other duties as may (tom time to time be assigned to him or her or by the Board.

      Section 5. Chief Executive Officer. The Chief Executive Officer shall be the chief operating officer of the Corporation and in the absence or non-election of the Chairman of the Board, the chief executive officer, and subject to the control of the Board of Directors, shall direct the business and affairs of the Corporation.

      Section 6. President. The President shall be the Chief Executive Officer of the Corporation. If an officer other than the President is designated Chief Executive Officer, the President shall perform such duties as may from time to time be assigned by the Board of Directors.

      Section 7. Vice Presidents. Each Vice President shall have such designation as the Board of Directors may determine and such designation as the Board of Directors may determine and such powers and duties as the Board of Directors or, subject to the control of the Board of Directors, as the Chief Executive Officer may from time to dine assign to him or her.

      Section 8. Disclosure. The Secretary shall, if present, act as the Secretary of and keep the minutes of all meetings and actions in writing of the shareholders and, if a director, of the Board of Directors, and shall be responsible for the giving of notice of all meetings of the shareholders and of the Board of Directors. he or she shall be custodian of the seal of the Corporation, which he or she shall affix to any instrument requiring it whose execution has been authorized, and of the corporate records (except accounting records), and shall have such other powers and duties as generally pertain to his or her office and as the Board of Directors or, subject to the control of the Board of Directors, as the Chairman of the Board, if any, or the Chief Executive Officer may from time to time assign to hint or her.

      Section 9. Chief Financial Officer. The Chief Financial Officer, subject to the direction of the Board of Directors, shall have charge of the funds, securities, receipts arid disbursements of the Corporation. he or she shall keep full and accurate accounts of such receipts and disbursements, shall be responsible for deposits in and withdrawals from the depositories of the Corporation, shall disburse the funds of the Corporation as directed by the Board of Directors or, subject to the control of the Board of Directors, the Chairman of the Board, if any, or the Chief Executive Officer, shall render an account of the financial condition of the Corporation and of his or her transactions as Chief Financial Officer whenever requested by the Board of Directors, the Chairman of the Board, if any, or the Chief Executive Officer, and shall have such other powers and duties as generally pertain to his or her office and as the Board of Directors or, subject to the control of the Board of Directors, the Chairman of the Board, if any, or the Chief Executive Officer may from time to time assign to him or her.

      Section 10. Other Officers Absence and Disability. The other officers of the Corporation shall have such powers and duties as generally pertain to their respective offices and as the Board of Directors or, subject to the control of the Board of Directors, the Chairman of the Board, if any, or the Chief Executive Officer may from time to time assign to them. The Assistant Vice Chief Executive Officers, the Assistant Secretaries, the Assistant Chief Financial Officers and the Assistant Controllers, if any, shall, in the order of their respective seniorities, in case of' the absence or disability of a Vice Chief Executive Officer, the Secretary, the Chief Financial Officer or the Controller, respectively, perform the duties of such officer and have such powers and other duties as the Board of Directors or the Chairman of the Board, if any, or Chief Executive Officer may from time to time prescribe. In case of the absence or disability of any officer of the Corporation and of any person herein authorized to act in his or her place, the

                                   ARTICLE XI

                 VOTING OF SHARES OF STOCK IN OTHER CORPORATIONS

      Shares of stock in other corporations which are held by the Corporation shall be voted by the Chairman, or Chief Executive Officer (or in their absence, Vice Chief Executive Officer) of the Corporation, or by a proxy or proxies appointed by one 6f them, provided, however, that the Board of Directors may in its discretion appoint some other person to vote such shares of stock.

                                   ARTICLE XII

                               AMENDMENT OF BYLAWS

      The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation, subject to the power of the shareholders to change or repeal the same, provided, however, that the Board shall not adopt, amend or repeal any by-law fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but may adopt or amend a Bylaw that increases the number of directors.